Exhibit (h)(3)

AMERIPRISE FINANCIAL SERVICES, INC.

SELLING AGREEMENT

BlackRock Preferred Partners LLC (the "Fund"), a limited liability company, is registered under the Investment Company Act of 1940 (the "Investment Company Act") as a non-diversified, closed-end management investment company. BlackRock Advisors, LLC serves as the Fund's investment advisor (the "Advisor") and BlackRock Financial Management, Inc. serves as the Fund's investment sub-advisor (the "Sub-Advisor"). BlackRock Investments, LLC is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "Exchange Act"), and acts as distributor (the "Distributor") of limited liability company interests in the Fund (the "Units").

Ameriprise Financial Services, Inc. ("Ameriprise Financial") is a Delaware corporation registered as a broker-dealer under the Exchange Act.

The Distributor wishes to engage Ameriprise Financial as a selling agent for distribution of the Units to customers of Ameriprise Financial (each an "Investor" and collectively the "Investors").

This Selling Agreement (the "Agreement"), made on this ____ day of June, 2013 (the "Effective Date"), pursuant to which Ameriprise Financial agrees to sell Units to its customers (the "Offering"), sets forth understandings and agreements by and between the Distributor, the Fund and Ameriprise Financial.

1.      Offering and Sale of Units. On the basis of the representations, warranties, and agreements herein contained, and subject to the terms and conditions herein set forth, the Distributor hereby appoints Ameriprise Financial as a non-exclusive selling group member to sell Units to Investors at the net asset value (as described in the Prospectus, which is defined below) and upon the other terms and conditions set forth in the Prospectus including Time of Sale Compensation, if any, set forth on Schedule A. Ameriprise Financial agrees to use its commercially reasonable efforts to procure Investors for the Fund. The Distributor will, subject to the provisions of Section 2 and subsection (a) of this Section 1, accept Subscription Agreements (defined below) in accordance with the Distributor's standard policies and procedures with respect to Fund subscriptions. Ameriprise Financial acknowledges and understands that the Distributor may accept or reject Subscription Agreements in its sole discretion. Ameriprise Financial agrees to comply with the suitability provisions pursuant to the standard set forth in Section 6(j) of this Agreement.

(a)    Subscription Agreements and Investor's Monies. Except as otherwise directed by the Distributor, each Investor desiring to purchase Units through Ameriprise Financial will be required to complete and execute a Subscription Agreement and to deliver it to Ameriprise Financial. Ameriprise Financial agrees that payment for subscriptions will be made in accordance with the terms of the Prospectus. All monies received by Ameriprise Financial, less Ameriprise Financial's Time of Sale Compensation set forth on Schedule A, if any, shall be transmitted to and received by an account designated by the Distributor on the Subscription Date (as defined in the Prospectus) for the calendar month for which Ameriprise Financial proposes that such Investors invest in the Fund by 12:30 p.m. Investors whose subscriptions are accepted on the Subscription Date will become members of the Fund on the Membership Date (as defined in the Prospectus).

2.      Subscription Procedures, Subscription Processing, and Operational Procedures.

(a)    All subscriptions for Units and payments by Investors for Units shall be made, and all payments received by Ameriprise Financial hereunder for subscriptions in the name and on behalf of the Fund shall be handled pursuant to the terms and conditions set forth in the Prospectus and the Subscription Agreement. Subscriptions for Units from Investors shall be subject to processing by Ameriprise Financial and the Distributor, as described below.

(b) The Distributor or the Fund may suspend or terminate the offering of any series of Units at any time as to specific classes of Investors, as to specific jurisdictions, or otherwise. Upon written notice to Ameriprise Financial regarding the terms of such suspension or termination, Ameriprise Financial shall suspend sales and solicitation of subscriptions for Units in accordance with such terms until the Distributor or the Fund notifies Ameriprise Financial that such sales and solicitations may be resumed.

(c) Ameriprise Financial shall review each Subscription Agreement received from an Investor to confirm that it has been completed in accordance with the instructions thereto and that it has been completed by or on behalf of an Investor. Ameriprise Financial shall provide all completed Subscription Agreements received in a given calendar month to BNY Mellon at least five business days prior to the Membership Date for the desired investment, with original hard copy documents to follow, in care of BNY Mellon Alternative Investments, Attn: BlackRock Preferred Partners, c/o Investor Services, 400 Bellevue Parkway, Wilmington, DE 19809, as the Fund's independent administrator (or any successor entity designated by the Fund to serve in that capacity) (the "Administrator"), who shall in turn promptly (but in no event later than 12:00 noon on the Subscription Date) communicate to Ameriprise Financial either that such documents are in good order or that such documents have been rejected. The Distributor reserves the right to reject any subscription for Units. Ameriprise Financial acknowledges that the Distributor will not accept any subscription prior to the Subscription Date.

(d) Ameriprise Financial shall follow the Distributor's operational procedures for the submission of subscriptions for Units, payment therefor, the submission of repurchase requests (if any repurchase offers are made) and the payment of repurchase proceeds (if applicable). The Distributor or its designated agents will be responsible for, among other things, accurate primary record keeping, capital accounting, tax reporting, tax withholding and monthly reconciliation of accounts and net asset values with Ameriprise Financial. The Fund, the Distributor or the Advisor, as applicable, will be responsible for all reporting to Investors and the Fund's regulators that is required of closed-end management investment companies registered under the Investment Company Act. The Fund calculates its net asset value on a monthly basis, as described in the Prospectus. The Distributor, or its designated agents, will transmit the Fund's monthly net asset value per Unit as of the close of business on the last Business Day of each calendar month, within approximately 25 calendar days after the last Business Day of such month, and at such other times as the Board may determine, in the manner described in the Fund’s Prospectus from time-to-time. In the case of any repurchase offer, the repurchase price will equal the Fund’s net asset value per Unit as of the applicable valuation date for the tender offer, which is expected to occur on the last business day of March, June, September and December, as described in the Fund’s Prospectus from time-to-time. Ameriprise Financial agrees to promptly credit the accounts of appropriate Investors with any Fund distributions or repurchase proceeds received from the Distributor or the Fund for the account of Investors.

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(e) The Fund agrees that the Fund, or its designated agents, will provide Ameriprise Financial's designated clearing broker-dealer with (i) a full position report for all Ameriprise Financial Investors, and (ii) monthly confirmation of the Fund's net asset value, each within the net asset value reporting timeframe set forth in Section 2(d) above. Any material changes to the position report formatting or reporting timeframe will be mutually agreed upon by the parties.

(f) Ameriprise Financial acknowledges that tender offers for the repurchase of Units may be made by the Fund, and, if made, will be made subject to the terms summarized in the Prospectus and that, as such, the Fund will only make repurchase offers when authorized by its board of directors. Ameriprise Financial expressly acknowledges and understands that Units will not be repurchased by the Distributor or the Fund (other than through tender offers from time to time, if any) and that no secondary market for the Units exists currently or is expected to develop. The Distributor agrees that the Fund, or its designated agents, will provide Ameriprise Financial with a weekly report summarizing any repurchase requests received from Investors. The Distributor agrees that it shall promptly give notice to Ameriprise Financial prior to effecting any redemption requests submitted on behalf of qualified accounts.

(g) Ameriprise Financial acknowledges and agrees that certificates for Units will not be issued under any circumstances.

(h) Ameriprise Financial agrees that it will assist the Distributor and the Fund on a reasonable effort basis with the following Investor services on an ongoing basis:

(i) handling inquiries regarding the Fund from Investors who own Units through an account maintained with Ameriprise Financial, including but not limited to, questions concerning such Investors' investments in the Fund, repurchase offers, reports and tax information provided by the Fund;

(ii) assisting in communications between Investors and the Fund;

(iii) assisting in the establishment and maintenance of Investors' accounts with the Fund;

(iv) receiving and processing payments from clients for the purchase of Units and proceeds received from the Fund from the repurchase of Units;

(v) assisting in receiving and forwarding purchase and repurchase requests from Investors;

(vi) assisting the Fund in contacting and soliciting Investors in connection with any proxy or consent solicitations;

(vii) assisting in the maintenance of Fund records containing Investor information, including notifying the Distributor of any changes to Investor account information as reflected in Ameriprise Financial's account systems and providing to the Distributor, or assisting the Distributor in obtaining from Investors, any backup documents that the Distributor may reasonably request to substantiate any such changes; and

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(viii) providing such other similar services as the Distributor may reasonably request to the extent Ameriprise Financial is permitted to do so under applicable statutes, rules and regulations and as mutually agreed to by the parties.

(i) Ameriprise Financial agrees to maintain records of all purchases and sales of Units made through Ameriprise Financial required by applicable law and upon request from a regulatory authority or as required under applicable law to furnish such regulatory authority with copies of such records. The Distributor and the Fund understand and agree that Ameriprise Financial will retain images of such records.

(j) Ameriprise Financial acknowledges and agrees that if Ameriprise Financial or the Investor does not provide to the Distributor or the Fund any changes to Investor account information, or if it or an Investor fails to furnish any backup documentation that the Distributor or the Fund may reasonably request to substantiate changes to an Investor's account information, then the Distributor and the Fund will continue to rely upon the information set forth in the Investor's Subscription Agreement completed in connection with such Investor's initial or most recent subscription for Units (including as such may have been previously properly updated, revised or corrected).

(k) Except as otherwise provided in this Agreement, Ameriprise Financial agrees that neither it nor any of its principals, directors, officers, employees, registered representatives or independent contractors is authorized to give any information or make any representations concerning Units except those consistent with the Prospectus or Sales Materials (as defined below). Any representation as to a tender offer by the Fund, which is inconsistent with what is set forth in the Fund's then current Prospectus or the tender offer notice, is expressly prohibited.

3.      Compensation.

(a)    Subject to the terms and conditions set forth herein, as compensation for Ameriprise Financial's services in conjunction with the distribution of the Units hereunder, Ameriprise Financial will:

(i)                 be entitled to charge Investors the Time of Sale Compensation set forth in Schedule A, or such other amount as set forth in the Fund's Prospectus from time-to-time, subject to such breakpoints, reductions, waivers and variations as may be set forth in the Fund's Prospectus from time-to-time; and

(ii)               receive compensation from the Distributor as set forth in Schedule B (the "Distribution Fee") and, absent a good faith dispute, the Distributor will pay the Distribution Fee quarterly, no later than forty-five (45) calendar days following the calendar quarter in which the Distribution Fee has been incurred.

(b)   The Distributor will work with Ameriprise Financial to resolve any discrepancy associated with the amount of the Distribution Fee paid to Ameriprise Financial. The Distributor agrees to compensate Ameriprise Financial for the reasonable documented costs of any reprocessing necessary to adjust Ameriprise Financial's record-keeping systems directly attributable to a discrepancy caused by the Distributor’s error or omission; provided, however, that Distributor and Ameriprise Financial shall agree in writing to the expenses to be reimbursed prior to Ameriprise Financial incurring any such expenses. Ameriprise Financial will, on a

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monthly basis, provide the Administrator with a commission report with respect to the Time of Sale Compensation in a form and with content mutually agreeable to the Distributor and Ameriprise Financial.

(c)    The Distributor shall pay the Distribution Fee to Ameriprise Financial for as long as Investors remain invested in the Fund through an account maintained by the Investor at Ameriprise Financial, until such time as the Investor or Ameriprise Financial notifies the Distributor or the Fund that it has terminated its account relationship with Ameriprise Financial or the Investor (as the case may be). Notwithstanding anything to the contrary in any other provision of this Agreement, the Distributor shall have no obligation to pay any portion of the Distribution Fee to Ameriprise Financial until the Distributor receives the related compensation from the Fund in the form of an asset-based distribution fee paid in accordance with the terms of the distribution agreement between the Fund and the Distributor, dated August 22, 2011 (the "Related Compensation"), and the Distributor's obligation to Ameriprise Financial for such payments is limited solely to Related Compensation; provided, however, the Distributor shall be obligated to pay the Distribution Fee to Ameriprise Financial until such times as it provides written notice of the cessation of the payment of the Related Compensation.

(d)   The parties acknowledge and agree that, as of the date hereof, the maximum amount of the aggregate Time of Sale Compensation and Distribution Fee described in the Prospectus, if any, payable to Ameriprise Financial hereunder, and to other selling agents and dealers selling Units, shall not exceed 7.25% of the total new gross sales (as such term in used in NASD Rule 2830) of Units, in accordance with NASD Rule 2830.

(e)    The Distributor will pay Ameriprise Financial up to $25,000 for the one-time set-up expense associated with adding the Fund to the Ameriprise Financial platform under this Agreement, which Ameriprise Financial will invoice upon execution of this Agreement. Such payments are primarily intended to reimburse Ameriprise Financial for the start-up operations costs associated with offering a new product to its clients. Payment of this fee will be no later than thirty (30) days following the receipt of the invoice.

(f)    Distributor will reimburse Ameriprise Financial for documented expenses reasonably incurred deriving from performing services related to but separate from the services contemplated by this Agreement, including but not limited to technology services, operational reporting, or technology or operational expenses deriving from particular issues presented by the Fund or systems (e.g., expenses related to series mergers or reorganizations); provided, however, that Distributor and Ameriprise Financial shall agree in writing to the expenses to be reimbursed prior to Ameriprise Financial incurring any such expenses. Such payments will be separate from and above the Distribution Fee and the one-time set-up expense set forth in Section 3(e) above and will be paid through the process set forth below.

(g)   Distributor will reimburse Ameriprise Financial the documented costs Ameriprise Financial reasonably incurs when responding to or complying with any audit, report, examination, inspection or compliance review requested by Distributor or the Fund and any information or document request and any other request by Distributor or the Fund that is not otherwise specifically addressed in this Agreement or any other agreement between Ameriprise Financial and Distributor or the Fund; provided, however, that Distributor and Ameriprise

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Financial shall agree in writing to the expenses to be reimbursed prior to Ameriprise Financial incurring any such expenses.

(h)   Except as otherwise set forth in this Section 3, the parties agree that all out-of-pocket expenses incurred by such party in connection with its activities under this Agreement will be borne by such party.

(i)     The Distributor will pay Ameriprise Financial by wire payment according to the wire instructions set forth immediately below:

Ameriprise Financial Services, Inc.

Wells Fargo of Minneapolis

ABA: 121000248

Account No.: 0001065885

(j)     If any such payments are not paid to Ameriprise Financial within ninety (90) days of when due, the payment will be deemed late, and a late fee equal to 1 year Libor will be assessed on amounts due (“Late Fee”). Libor is defined as the London Interbank Offered Rate, and is the rate of interest at which banks offer to lend money to one another in the wholesale money markets in London.  The calculation of the Late Fee to be assessed in this section is the 1 year Libor rate, which would be the 1 year Libor rate multiplied by the number of days past due divided by 360 days (1 year Libor Rate x #of past due days/360).

(k)   Pre-termination Units.

(i)                 After the date of termination of this Agreement with respect to sales of Units: (A) the Distributor will not be obligated to pay any Distribution Fee in respect of any Units that are placed or purchased in Investor accounts after the date of such termination; and (B) the Distributor will continue to be obligated to pay the Distribution Fee in respect of any Unit that was considered in the calculation of the Distribution Fee prior to or as of the date of such termination including Units that may be subsequently created as a result of dividend reinvestments, capital gains distributions or share class conversions (each individually a "Pre-termination Unit"), for so long as a Pre-termination Unit continues to be held in an Ameriprise Financial account.

(ii) If at any time neither the Distributor nor any person controlling, controlled by, or under common control with the Distributor continues to be engaged by the Fund in such capacity, then the Distributor will be relieved of its obligation pursuant to this subsection (k), provided that the obligations of this subsection (k) are assumed by another registered broker-dealer under the Exchange Act acting as a distributor of Units in the Fund.

4.      Representations, Warranties, and Covenants of the Distributor. The Distributor represents, warrants, and covenants with Ameriprise Financial for Ameriprise Financial's benefit that, as of the date hereof and, except as otherwise specified herein, at all times during the term of this Agreement:

(a)    Authorization of Agreement. This Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the Distributor and, assuming due and

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valid execution and delivery by Ameriprise Financial, constitutes the valid and binding obligation of the Distributor enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors' rights generally or by equitable principles relating to the availability of remedies).

(b)   Pending Actions. Except as set forth in the Registration Statement or the Prospectus, there is no claim, action, suit, controversy, audit, arbitration, mediation or proceeding, before or by any court or regulatory authority (collectively, "Action") pending or, to the knowledge of the Distributor, threatened, to which the Distributor, the Fund, the Advisor or the Sub-Advisor (the "Fund Entities") is a party, that, either individually or in the aggregate, reasonably could be expected to (i) materially and adversely affect the Offering, (ii) prevent or restrict the consummation of the transactions contemplated by this Agreement or (iii) have a material adverse effect on the ability of the Fund to conduct its business as described in the Registration Statement (a "BlackRock Material Adverse Effect").

(c)    Good Standing and Authority. The Distributor is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Prospectus. The Distributor is qualified to do business in the jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not be expected to have a BlackRock Material Adverse Effect. The Distributor will take all reasonable steps necessary to ensure that at all times during the Offering it remains in good standing and qualified to do business in such jurisdictions.

(d)   Non-contravention. Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof (i) has or will conflict with or result in a breach or violation of, or constitute a default under (A) the charter, bylaws or similar organizational documents of the Distributor, or (B) any rule or regulation or order of any regulatory authority; or (ii) will result in the imposition of any lien, charge, or encumbrance upon any assets of the Distributor, except, in the case of both (i) and (ii) above, as disclosed in the Prospectus and except, in the case (i)(B) above, where any such conflicts, breaches, violations, defaults or impositions would not be expected to have a BlackRock Material Adverse Effect.

(e)       "Blue Sky" Qualifications.

(i) As of the Effective Date, the Units have been registered, qualified or exempted in compliance with applicable U.S. federal and state laws, rules or regulations in all jurisdictions set forth on Schedule D and are eligible for sale in such jurisdictions.

(ii) The Distributor will be responsible for securing or overseeing the registration, qualification or exemption of the Units under applicable U.S. and state laws, rules or regulations in any jurisdictions or states in which Units shall be offered and/or sold. As applicable, the Distributor shall be responsible for the filing with the states of notifications of the intention to sell Units and will use its good faith efforts to file such notifications of the intention to sell Units in each jurisdiction in which the Units are to be offered by Ameriprise Financial. The Distributor acknowledges that Ameriprise Financial desires to offer the Units in each state within the United States, the District of Columbia and Puerto Rico and the Distributor agrees to use its good faith efforts to qualify the Units for

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offering by Ameriprise Financial in each state within the United States, the District of Columbia and Puerto Rico. The Distributor shall inform Ameriprise Financial in writing of any jurisdiction not listed on Schedule D in which the Units may be offered and/or sold. Notwithstanding the forgoing, the Distributor shall not be obligated to subject the Fund to taxation as a party doing business in any such jurisdiction. If the Units may not be offered and/or sold in any particular jurisdiction in the United States, any state, the District of Columbia and Puerto Rico, the Distributor will promptly so notify Ameriprise Financial in writing.

(f)       FINRA. The Distributor has received a "no objections" letter from the Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to the Offering.

(g)      Foreign Corrupt Practices Act. The Distributor and, to the knowledge of the Distributor, any affiliate (as such term is defined in Rule 501(b) under the Securities Act of 1933 (the "Securities Act")), have conducted their businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(h)      Additional Materials. The Distributor will supply to Ameriprise Financial reasonable quantities of Prospectuses, Subscription Agreements and Sales Materials (as defined below) as approved by the Distributor and the Fund, (provided however, solely with respect to the Subscription Agreements, in a form approved by Ameriprise Financial), and if any of the foregoing documents are amended or supplemented, the Distributor will promptly notify Ameriprise Financial and provide Ameriprise Financial with reasonable quantities of such amended documents or supplements.

(i)        Broker-Dealer Registration and Compliance. The Distributor is a member in good standing of FINRA, is registered as a broker-dealer with the SEC pursuant to the Exchange Act, and is duly licensed or registered as a broker-dealer in each state in which the conduct of its business requires licensing or registration. The Distributor will maintain all such qualifications and registrations during the Offering and will promptly notify Ameriprise Financial in writing if such registration or qualification is terminated or suspended. The Distributor has not received any notice of proceedings relating to the revocation or modification of its registration or license as a broker-dealer, or any other permits, licenses, approvals, consents and other authorizations issued by the appropriate regulatory authority necessary to conduct its business (collectively, "Governmental Licenses"), which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a BlackRock Material Adverse Effect.

(j)        Regulatory Examinations. The Distributor will promptly notify Ameriprise Financial of any examination by any regulatory agency or self-regulatory organization that has resulted in a material compliance deficiency in connection with the Offering or distribution of the Units.

(k)      Insurance/Fidelity Bond. The Distributor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which it is engaged and which the Distributor deems adequate;

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and all policies of insurance insuring the Distributor or its business, assets, employees, officers are in full force and effect.

(l)        Violations. Neither the Distributor, nor or any subsidiary thereof is (i) in material violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar organizational agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan or credit agreement, note, or other agreement or instrument to which the Distributor or its subsidiary is a party or by which any of them may be bound or to which any of the respective assets of the Distributor or its subsidiary is subject; or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Distributor or any of its assets, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have or result in, individually or in the aggregate, a BlackRock Material Adverse Effect.

(m)    Proceedings. The Distributor will promptly notify Ameriprise Financial of any non-confidential regulatory claim or complaint, any enforcement action or other proceeding by a regulatory authority with respect to the Units against the Fund, the Distributor, or the Distributor's principals, affiliates, officers, directors, employees or agents, or any person who controls Distributor, within the meaning of Section 15 of the Securities Act.

(n)      Sales Materials. All advertising and supplemental sales literature prepared by the Distributor or the Fund to be used or delivered by Ameriprise Financial in connection with the Offering ("Sales Materials") will not, when read together with the Prospectus, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. All Sales Materials have been reviewed by FINRA to the extent such review is required by FINRA rules, and FINRA has not prohibited the use of any such Sales Materials. The Distributor will promptly notify Ameriprise Financial in the event that the use of any Sales Materials previously provided to Ameriprise Financial is subsequently prohibited by FINRA.

(o)      Possession of Intellectual Property. The Distributor owns or possesses, or can acquire on commercially reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as now operated by it, and the Distributor has not received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict or failure to own or possess (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, could reasonably be expected to have a BlackRock Material Adverse Effect.

(p)      Compliance with Securities Laws and FINRA Rules. In connection with the offer and sale of the Units, the Distributor agrees to comply in all material respects with any applicable requirements of the Securities Act, the Exchange Act, state securities laws, the rules and regulations thereunder, and the rules and regulations of FINRA.

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5.      Representations, Warranties, and Covenants of the Fund. The Fund represents, warrants, and covenants with Ameriprise Financial for Ameriprise Financial's benefit that, as of the date hereof and, except as otherwise specified herein, at all times during the term of this Agreement:

(a)                Registration Statement and Prospectus. A registration statement on Form N-2 with respect to the Units has heretofore become effective under the Securities Act and the regulations thereunder (the "Regulations"). The registration statement, as amended, including the financial statements, exhibits and all other documents filed as a part thereof or incorporated therein, is herein called the "Registration Statement," and the prospectus contained therein is herein called the "Prospectus," except that if the Registration Statement is amended by a post-effective amendment, the term "Registration Statement" shall, from and after the post-effective amendment becomes effective under the Securities Act, refer to the Registration Statement as so amended and the term "Prospectus" shall refer to the Prospectus as so amended or supplemented in such Registration Statement, and if any Prospectus filed by the Fund pursuant to Rule 497 of the Regulations subsequent to the time any Registration Statement become effective under the Securities Act shall amend or supplement, or differ from, the Prospectus contained in any such Registration Statement, the term "Prospectus" shall refer to such Prospectus filed pursuant to Rule 497, or the Prospectus contained in such Registration Statement as amended or supplemented by the Prospectus filed pursuant to Rule 497, as the case may be, from and after the date on which it shall have been filed with the SEC. Other than those that are filed as exhibits to the Prospectus, there are no material contracts or other documents required by the Securities Act or the Investment Company Act to be filed as exhibits to the Registration Statement. No stop order of the SEC preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for any such purpose have been instituted or, to the knowledge of the Fund, threatened by the SEC. Any Prospectus delivered to Ameriprise Financial will be identical to the electronically transmitted copies thereof filed with the SEC on the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") except to the extent permitted by Regulation S-T.

(b)               No Misrepresentations. The Prospectus does not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(c)                Authorization of Agreement. This Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the Fund and, assuming due and valid execution and delivery by Ameriprise Financial, constitutes the valid and binding obligation of the Fund enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors' rights generally or by equitable principles relating to the availability of remedies).

(d)               Pending Actions. Except as set forth in the Registration Statement or the Prospectus, there is no Action pending or, to the knowledge of the Fund, threatened, to which the Fund is a party, that, either individually or in the aggregate, reasonably could be expected to have a BlackRock Material Adverse Effect.

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(e)                Due Diligence. The Fund shall permit Ameriprise Financial to conduct reasonable and customary initial and ongoing due diligence with respect to the Fund. In connection with such due diligence, the Fund shall promptly provide Ameriprise Financial with such information as Ameriprise Financial shall reasonably request to the extent such disclosure is not prohibited under applicable law.

(f)                Sales Materials. All Sales Materials will not, when read together with the Prospectus, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. All Sales Materials have been reviewed by FINRA to the extent such review is required by FINRA rules, and FINRA has not prohibited the use of any such Sales Materials. The Fund will promptly notify Ameriprise Financial in the event that the use of any Sales Materials previously provided to Ameriprise Financial is subsequently prohibited by FINRA.

(g)               No Subsequent Material Events. If, at any time after the commencement of an Offering of Units and prior to its termination, an event occurs which in the opinion of counsel to the Fund affects the Fund and which should be set forth in an amendment or supplement to the Registration Statement in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify Ameriprise Financial as promptly as practicable of the occurrence of such event and promptly prepare and furnish to Ameriprise Financial copies of any such amendment or supplement to the Registration Statement in such reasonable quantities as Ameriprise Financial may request.

(h)               Good Standing and Authority. The Fund is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Prospectus. The Fund is qualified to do business in the jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not be expected to have a BlackRock Material Adverse Effect. The Fund will take all reasonable steps necessary to ensure that at all times during the Offering it remains in good standing and qualified to do business in such jurisdictions.

(i)                 Non-contravention. Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof (i) has or will conflict with or result in a breach or violation of, or constitute a default under (A) the charter, bylaws or similar organizational documents of the Fund, or (B) any rule or regulation or order of any regulatory authority; or (ii) will result in the imposition of any lien, charge, or encumbrance upon any assets of the Fund, except, in the case of both (i) and (ii) above, as disclosed in the Prospectus and except, in the case (i)(B) above, where any such conflicts, breaches, violations, defaults or impositions would not be expected to have a BlackRock Material Adverse Effect.

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(j)                 Investment Company Act. The Fund is duly registered with the SEC under the Investment Company Act as a non-diversified, closed-end management investment company. The Fund will maintain such registration during the Offering and will promptly notify Ameriprise Financial in writing if such registration is terminated or suspended. The Fund has not received any notice of proceedings relating to the revocation or modification of its registration as an investment company under the Investment Company Act or any other permits, licenses, approvals, consents and other authorizations issued by the appropriate regulatory authority necessary to conduct its business, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonable be expected to have BlackRock Material Adverse Effect.

(k)               Compliance with Securities Laws. The Registration Statement and Prospectus, (i) complies in all material respects with the requirements of the Securities Act and the Investment Company Act, and (ii) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In connection with the offer and sale of Units to Investors, the Fund agrees to comply in all material respects with any applicable requirements of the Securities Act, the Exchange Act, state securities laws, the rules and regulations thereunder, and the rules and regulations of FINRA.

(l)                 Violations. Neither the Fund, nor or any subsidiary thereof is (i) in material violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar organizational agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan or credit agreement, note, or other agreement or instrument to which the Fund or its subsidiary is a party or by which any of them may be bound or to which any of the respective assets of the Fund or its subsidiary is subject; or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have or result in, individually or in the aggregate, a BlackRock Material Adverse Effect.

(m)             Foreign Corrupt Practices Act. The Fund and, to the knowledge of the Fund, any affiliate (as such term is defined in Rule 501(b) under the Securities Act), have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(n)               Regulatory Examinations. The Fund will promptly notify Ameriprise Financial of any examination by any regulatory agency or self-regulatory organization that has resulted in a material compliance deficiency in connection with the Offering which the Fund reasonably expects to have a BlackRock Material Adverse Effect.

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(o)               Possession of Intellectual Property. The Fund owns or possesses, or can acquire on commercially reasonable terms, the Intellectual Property necessary to carry on the business as now operated by it, and the Fund has not received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict or failure to own or possess (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, could reasonably be expected to have a BlackRock Material Adverse Effect.

(p)               Insurance/Fidelity Bond. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which it is engaged and which the Fund deems adequate; and all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund's trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act Rules and Regulations, are in full force and effect.

(q)               Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, principal underwriter and administrator of the Fund.

(r)                 Proceedings. The Fund will notify Ameriprise Financial of any non-confidential regulatory claim or complaint, any enforcement action or other proceeding by a regulatory authority with respect to the Fund or the Units against the Fund, or its principals, affiliates, officers, directors, employees, or agents, or any person who controls the Fund within the meaning of Section 15 of the Securities Act in connection with the sale of Units pursuant to this Agreement.

(s)                Blue Sky Qualifications. As of the Effective Date, the Units for the Offering have been registered, qualified or exempted in compliance with applicable U.S and State laws, rules or regulations in all jurisdictions set forth on Schedule D, and are eligible for sale in such jurisdictions.

6.      Representations, Warranties, and Covenants of Ameriprise Financial. Ameriprise Financial represents, warrants, covenants and agrees, as of the date hereof and, except as otherwise specified herein, at all times during the term of this Agreement, as follows:

(a)       Licenses. Any independent contractors and registered representatives acting on behalf of Ameriprise Financial have the appropriate securities licenses to offer and sell the Units in each state or other jurisdiction in which such independent contractors or registered representatives will offer and sell the Units.

(b)      Good Standing and Authority. Ameriprise Financial is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to conduct its business. Ameriprise Financial is qualified to do business in the jurisdictions in which the conduct of its business requires qualification. Ameriprise Financial will take all reasonable steps necessary to ensure that at all times during the Offering it remains in good standing and qualified to do business in such jurisdictions.

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(c)       Authorization of Agreements. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of Ameriprise Financial and, assuming due and valid execution and delivery by the Distributor, constitutes the valid and binding obligation of Ameriprise Financial enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors' rights generally or by equitable principles relating to the availability of remedies).

(d)      Non-contravention. Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof (i) has or will conflict with or result in a breach or violation of, or constitute a default under (A) the charter, bylaws or similar organizational documents of Ameriprise Financial, (B) any rule or regulation or order of any regulatory authority; or (ii) will result in the imposition of any lien, charge or encumbrance upon any assets of the Ameriprise Financial, except, in the case of (i)(B) above, where any such conflicts, breaches, violations, defaults or impositions would not be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, net worth, earnings, cash flows, business, operations or properties of Ameriprise Financial (an "Ameriprise Financial Material Adverse Effect").

(e)       Pending Actions. There is no Action pending or, to the knowledge of Ameriprise Financial, threatened, to which Ameriprise Financial is a party, that, either individually or in the aggregate, reasonably could be expected to (i) materially and adversely affect the Offering, (ii) prevent or restrict the consummation of the transactions contemplated by this Agreement or (iii) have an Ameriprise Financial Material Adverse Effect.

(f)       Broker-Dealer Registration and Compliance. Ameriprise Financial is a member in good standing of FINRA, is registered as a broker-dealer with the SEC pursuant to the Exchange Act, and is duly licensed or registered as a broker-dealer in each state in which the conduct of its business requires licensing or registration. Ameriprise Financial will maintain all such qualifications and registrations during the Offering, and will promptly notify the Distributor in writing if such registration or qualification is terminated or suspended. Ameriprise Financial has not received any notice of proceedings relating to the revocation or modification of its registration or license as a broker-dealer, or any other Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have an Ameriprise Financial Material Adverse Effect.

(g)      Prospectus Delivery. Ameriprise Financial has policies and procedures reasonably designed to confirm receipt of the Prospectus with each Investor purchasing the Units.

(h)      No Additional Information. Ameriprise Financial will use only Sales Material that: (i) is supplied by the Distributor, or (ii) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Units and is approved in writing by the Distributor in advance of its use.

(i)        Jurisdiction for Offers and Sales. Ameriprise Financial will not offer or sell Units in jurisdictions in which the Distributor has informed Ameriprise Financial in writing that Units are not to be offered or sold. Ameriprise Financial will offer Units to its Investors in those jurisdictions where the Units have been registered or qualified. Ameriprise Financial will not

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make any offers or sales of Units in any foreign jurisdiction, except with the express written consent of the Distributor.

(j)     Suitability. Ameriprise Financial agrees that in recommending to an Investor the purchase, sale, or exchange of the Units, Ameriprise Financial shall have reasonable grounds to believe, on the basis of information obtained from the Investor about his or her investment objectives, other investments, financial situation and needs, and any other information known by Ameriprise Financial at the time of the initial purchase and at the time of any additional purchases, that:

(i)     The Investor meets the investor suitability requirements set forth in the Prospectus;

(ii)   The Investor is or will be in a financial position appropriate to enable the Investor to realize the benefits described in the Prospectus;

(iii)    The Investor has net worth sufficient to sustain the risks inherent in the investment, including loss of investment and lack of liquidity;

(iv)    The Investor is an "accredited investor" as that term is defined by Rule 501(a) of Regulation D promulgated under the Securities Act and as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act; and

(v)      The investment is otherwise suitable for the Investor.

(k)   Record Keeping. Ameriprise Financial agrees to retain its records and make available to the Distributor, the Fund, their affiliates and any regulatory authority with jurisdiction over any of them (including, but not limited to, the SEC and FINRA), for a period of at least six years following the termination of this Offering, a record of the information obtained to determine that an Investor meets the suitability standards set forth in Section 6(j) above (both at the time of the initial purchase and at the time of any additional purchases), information indicating that the Investor for whose account the investment was made is within the permitted class of Investors under the requirements of the Prospectus and the jurisdiction in which such Investor is a resident and any other records it is required to keep with respect to offers and sales of Units by applicable law.

(l)     Compliance with Securities Laws and FINRA Rules. In connection with the offer and sale of Units to Investors, Ameriprise Financial agrees to comply in all material respects with any applicable requirements of the Securities Act, the Exchange Act, state securities laws, the rules and regulations thereunder, and the rules and regulations of FINRA.

(m) Violations. Neither Ameriprise Financial nor any subsidiary thereof is (i) in material violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar organizational agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan or credit agreement, note, or other agreement or instrument to which Ameriprise Financial or such subsidiary is a party or by which any of them may be bound or to which any of the respective assets of Ameriprise Financial or such subsidiary is subject; or (iii) in violation of any law, order, rule or regulation,

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writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Ameriprise Financial or any of its assets, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have or result in, individually or in the aggregate, an Ameriprise Financial Material Adverse Effect.

(n)   Foreign Corrupt Practices Act. Ameriprise Financial and, to the knowledge of Ameriprise Financial, its affiliates, have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(o)   Policies and Procedures. Ameriprise Financial has adopted and implemented written policies and procedures reasonably designed to prevent violation of federal and state securities laws, including policies and procedures that provide oversight of compliance by each registered representative of Ameriprise Financial.

(p)   Proceedings. Ameriprise Financial will promptly notify the Distributor of any non-confidential regulatory claim or complaint, any enforcement action or other proceeding by a regulatory authority with respect to the offer or sale of the Units against Ameriprise Financial or its principals, affiliates, officers, directors, employees, agents, registered representatives or independent contractors, or any person who controls Ameriprise Financial, within the meaning of Section 15 of the Securities Act.

(q)   Regulatory Examinations. Ameriprise Financial will promptly notify the Distributor of any examination by any regulatory agency or self-regulatory organization that has resulted in a material compliance deficiency in connection with the sale and distribution of Units.

(r)     Legal and Marketing Name. The legal name of Ameriprise Financial is ‘Ameriprise Financial Services, Inc.’ and the marketing name of Ameriprise Financial is ‘Ameriprise Financial.’  Ameriprise Financial shall promptly notify the Fund or the Distributor in writing of any change to its legal or marketing name.  The Fund and the Distributor acknowledge that the Distributor is permitted to distribute Units, including through financial intermediaries, and that Ameriprise Financial agrees, pursuant to this Agreement, to participate in the distribution of Units solely as a dealer.  The Distributor may use Ameriprise Financial’s legal name or marketing name in the Prospectus to disclose its participation in the distribution of the Units as a dealer, or as otherwise agreed to by the parties in writing; provided, however, that any such use of Ameriprise Financial’s legal name and marketing name shall be subject to Ameriprise Financial’s prior review and consent, which consent shall be delivered in a timely fashion and not be unreasonably withheld.

(s)    Fee Schedule. Ameriprise Financial will not charge Investors any front-end sales charge with respect to the purchase of Fund Units other than the Time of Sale Compensation set forth in Schedule A, or such other amount as set forth in the Fund’s Prospectus from time-to-time, and Ameriprise Financial will apply such breakpoints, reductions, waivers and variations as may be set forth in the Fund’s Prospectus from time-to-time, in the manner described in the Fund’s Prospectus from time-to-time, to the Time of Sale Compensation it charges to an Investor purchasing Fund Units. Ameriprise Financial acknowledges and agrees that the BlackRock Parties (as defined in Section 9 of this Agreement) will have no liability whatsoever for any

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Losses (as defined in Section 9 of this Agreement) arising out of Ameriprise Financial’s imposition of the Time of Sale Compensation or any other front-end sales charge with respect to the purchase of Fund Units, or any other fees that Ameriprise Financial may charge, or compensation that Ameriprise Financial may receive, from Investors.

7.      Conditions of Obligations. Ameriprise Financial's obligations hereunder will be subject to the accuracy of the representations, warranties, and covenants on the part of the Distributor and the Fund, the performance by the Distributor and the Fund of their respective representations, warranties, and covenants contained in this Agreement and Ameriprise Financial's review of the Prospectus and any sales literature. The obligations of the Distributor and the Fund hereunder will be subject to the accuracy of the representations, warranties, and covenants on the part of Ameriprise Financial and the performance by Ameriprise Financial of its representations, warranties, and covenants contained in this Agreement.

8.      Third Party Agents.

(a)    The Distributor and the Fund acknowledge and agree that, at the expense of Ameriprise Financial, Ameriprise Financial may appoint third party agents, including affiliates or subsidiaries of Ameriprise Financial, to provide services under this Agreement, including to the extent required hereunder, recordkeeping, data processing, data entry, maintenance of records, Investor contact and client servicing, publication and assembly of reports, accounting, distribution administration, bookkeeping and tax reporting services, safekeeping, custody, brokerage, and clearing-agency services with respect to Investor accounts. Ameriprise Financial shall be as fully responsible to the Distributor for the acts and omissions of its agents as Ameriprise Financial is for its own acts and omissions.

(b)   Ameriprise Financial acknowledges and agrees that, at the expense of the Distributor or the Fund, the Distributor and the Fund may appoint third party agents, including affiliates or subsidiaries, to provide services under this Agreement, including training and marketing support. The Distributor and the Fund shall be as fully responsible to Ameriprise Financial for the acts and omissions of their third-party agents as the Distributor and the Fund are for their own acts and omissions.

9.      Indemnification and Contribution.

(a)    Indemnification by the Distributor. The Distributor agrees to indemnify, defend, and hold harmless Ameriprise Financial, any person who controls Ameriprise Financial (within the meaning of Section 15 of the Securities Act) and their respective officers, directors, employees, affiliates, and agents, or the successors or assigns of any of the foregoing persons (collectively, the "Ameriprise Parties"), from and against any loss, liability, claim, damage, and expense (including but not limited to any attorneys’ fees or other expense reasonably incurred in investigating, preparing for, defending against, or settling any litigation or claim or any investigation or proceeding by a government agency or regulator, either commenced or threatened) (each a "Loss" and collectively "Losses") arising out of:

(i)                 a material breach of any representation, warranty, covenant, term, or condition of the Distributor in this Agreement by the Distributor or its officers, directors, employees or agents; and

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(ii)               a violation of any law, regulation, or rule resulting from the gross negligence or willful misconduct by the Distributor or its officers, directors, employees or agents;

provided, however, that in no case is the foregoing indemnity to be deemed to protect any of the Ameriprise Parties against any liability to which any such person would otherwise be subject by reason of Ameriprise Financial's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement, in each case as determined by a final judgment by a court of competent jurisdiction.

(b)               Indemnification by the Fund. The Fund agrees to indemnify, defend, and hold harmless the Ameriprise Parties, from and against any Loss and/or Losses arising out of:

(i)                 any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Sales Materials;

(ii)               the omission or alleged omission of a material fact from the Registration Statement, the Prospectus or the Sales Material (to the extent that the material fact is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Prospectus and the Sales Material, not misleading);

(iii)             a material breach of any representation, warranty, covenant, term, or condition of the Fund in this Agreement by the Fund or its officers, directors, employees or agents; and

(iv)             a violation of any law, regulation, or rule resulting from the gross negligence or willful misconduct by the Fund or its officers, directors, employees or agents;

provided, however, that in no case is the foregoing indemnity to be deemed to protect any of the Ameriprise Parties against any liability to which any such person would otherwise be subject by reason of Ameriprise Financial's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement, in each case as determined by a final judgment by a court of competent jurisdiction.

(c)                Indemnification by Ameriprise Financial. Ameriprise Financial agrees to indemnify, defend, and hold harmless each of the Distributor and the Fund, any person who controls the Distributor or the Fund (within the meaning of Section 15 of the Securities Act) and each of their respective officers, directors, employees, affiliates, and agents, or the successors or assigns of any of the foregoing persons (collectively, the "BlackRock Parties"), from and against any Losses arising out of:

(i)                 a material breach of any representation, warranty, covenant, term, or condition of this Agreement by Ameriprise Financial or its officers, directors, employees or agents; and

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(ii)               a violation of any law, regulation, or rule resulting from the gross negligence or willful misconduct by Ameriprise Financial or its officers, directors, employees or agents;

provided, however, that in no case is the foregoing indemnity to be deemed to protect any of the BlackRock Parties against any liability to which any such person would otherwise be subject by reason of the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement, in each case as determined by a final judgment by a court of competent jurisdiction.

(d)               Procedure for Making Claims. Each indemnified party shall give prompt notice to the indemnifying party of any claim or action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify such indemnifying party (i) shall not relieve such indemnifying party from any liability that it may have hereunder, except to the extent it has been materially prejudiced by such failure, and (ii) in any event shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, jointly with any other indemnifying parties receiving such notice, shall assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses, reasonably incurred, of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances;

The indemnity agreement contained in this Section 9 and the warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any termination of this Agreement. An indemnifying party shall not be liable to an indemnified party on account of any settlement, compromise, or consent to the entry of judgment of any claim or action effected without the prior written consent of such indemnifying party, which consent shall not be unreasonably delayed or withheld.

(e)                Contribution. If the indemnification provided for above in this Section 9 is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Distributor or the Fund, on the one hand, and Ameriprise Financial, on the other hand,

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from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Distributor or the Fund, on the one hand, and of Ameriprise Financial, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.

The Distributor and the Fund agree with Ameriprise Financial that it would not be just and equitable if contribution pursuant to this contribution agreement were determined by pro rata allocation, or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 9(e).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Agreement, any person that controls Ameriprise Financial (within the meaning of Section 15 of the Securities Act) shall have the same right to contribution as Ameriprise Financial, and each person who controls the Distributor or the Fund (within the meaning of Section 15 of the Securities Act) shall have the same right to contribution as the Distributor or the Fund, respectively.

(f)                The indemnity agreement contained in this Section 9 shall be in addition to any rights that an indemnified party may have at common law or otherwise.

(g)               This Section 9 shall survive any termination of this Agreement.

10.  Limitation of Liability. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

11.  Trademarks, Names, and Logos. Neither the Distributor nor the Fund will use any company name, trade name, trademark, service mark, or logo of Ameriprise Financial or any party or entity controlling, controlled by, or under common control with Ameriprise Financial without the prior written consent of Ameriprise Financial. Ameriprise Financial will not use any company name, trade name, trademark, service mark, or logo of the Distributor or the Fund or any party or entity controlling, controlled by, or under common control with the Distributor or the Fund without the prior written consent of the Distributor.

12.  Compliance with Anti-Money Laundering Laws.

Ameriprise Financial represents that it has policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, including reporting, recordkeeping and compliance requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, its implementing regulations, and applicable guidance issued by the SEC and the guidance and rules of the applicable stock exchanges, self-regulatory organizations and other regulatory or governmental authorities. Ameriprise Financial represents that it has a Customer Identification Program ("CIP"), which requires the performance of CIP due diligence in accordance with applicable USA PATRIOT

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Act requirements and regulatory guidance. Ameriprise Financial represents that it has policies and procedures in place reasonably designed to comply with Section 312 of the USA PATRIOT Act, including processes reasonably designed to identify clients that are senior foreign political figures1 ("SFPF") and to conduct enhanced scrutiny on such clients. Ameriprise Financial represents that its anti-money laundering program contains processes, procedures and systems reasonably designed to comply with economic sanctions programs administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), including prohibitions set forth in the list of specially designated nationals and blocked persons (the "SDN List"), as well as sanctions programs administered by the European Union and the United Nations. Additionally, Ameriprise Financial represents and warrants that it has policies, procedures and internal controls reasonably designed to ensure that it does not accept or introduce an investor to the Fund that is a person, government, organization or entity that is the subject of any sanctions programs administered by OFAC, as well as sanctions programs administered by the European Union and United Nations.

13.  Use and Disclosure of Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

(a)	Ameriprise Financial Confidential Information.
(i)	"Ameriprise Financial Confidential Information" includes, but is not limited to, all proprietary and confidential information of Ameriprise Financial and its subsidiaries, affiliates, and licensees, including without limitation all information regarding its Investors and the investors of its subsidiaries, affiliates, or licensees (together "Ameriprise Financial Investors"); or any nonpublic personal information (as defined by Regulation S-P or FTC Regulation 313) regarding such Ameriprise Financial Investors; or any information designated as "confidential" by Ameriprise Financial or provided for due diligence purposes (whether or not at the request of the Fund Entities); or any information derived from any of the foregoing. Ameriprise Financial Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the Distributor in violation of this Agreement, (ii) demonstrably known by the Distributor prior to execution of this Agreement, (iii) independently developed by

[1]	Senior foreign political figure means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure, as well as immediate family members of a senior foreign political figure. The immediate family members of a senior foreign political figure typically include the political figure's parents, siblings, spouse, children and spouse's parents or siblings. A close associate of a senior foreign political figure is a person who is widely and publicly known to be a close associate of the senior foreign political figure, and includes a person who is in a position to conduct substantial financial transactions on behalf of the senior foreign political figure.

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the Distributor in the ordinary course of business outside of this Agreement, or (iv) rightfully and lawfully obtained the Distributor from any third party other than Ameriprise Financial.

(ii)	The Distributor and the Fund may not use or disclose Ameriprise Financial Confidential Information for any purpose other than to carry out the purpose for which Ameriprise Financial Confidential Information was provided to the Distributor or the Fund as set forth in this Agreement, and agrees to use reasonable care to prevent the Distributor's and the Fund's officers, directors, employees, agents, representatives, or any other party to whom the Distributor or the Fund may provide access to or disclose Ameriprise Financial Confidential Information from using or disclosing Ameriprise Financial Confidential Information for any other purpose. This paragraph will not prevent disclosure (i) required by applicable law, rule or regulation; (ii) in response to a request for information from any governmental agency or self-regulatory authority; or (iii) pursuant to a subpoena or request for information in a legal proceeding.
(iii)	The Distributor and the Fund agree to implement reasonable measures designed (i) to assure the security and confidentiality of Ameriprise Financial Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Ameriprise Financial Confidential Information that could result in substantial harm or inconvenience to any Ameriprise Financial Investor; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise comply with all applicable laws and regulations relating to privacy and data protection, including, but limited to, Massachusetts 201 C.M.R. sections 17.00-17.04, as applicable. The Distributor and the Fund further agree to use reasonable best efforts to instruct its agents, representatives, subcontractors, or any other party to whom the Distributor may provide access to or disclose Ameriprise Financial Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.
(iv)	Upon Ameriprise Financial's written request, the Distributor and the Fund shall return Ameriprise Financial Confidential Information (and any copies, extracts, and summaries thereof) to Ameriprise Financial, or, with Ameriprise Financial's written consent, shall promptly destroy, in a manner satisfactory to Ameriprise Financial, such materials (and any copies, extracts, and summaries thereof) and shall further provide Ameriprise Financial with written confirmation of the same; provided, however that the Distributor, the Fund and their affiliates may retain a single
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archival copy of any document or information that the Distributor, the Fund and/or their affiliates are obligated to maintain pursuant to record keeping requirements to which they are subject under applicable laws, rules or regulations, but for only so long as such records are required to be maintained and the Distributor, the Fund and their affiliates may retain any information contained in computer back-up tapes or similar media made in the ordinary course. Whereby, thereafter, such archival copy shall be destroyed in a manner satisfactory to Ameriprise Financial.

(v)	Thereafter, such archival copy shall be destroyed in a manner satisfactory to the Distributor.
(b)	Fund Entity Confidential Information.
(i)	"Fund Entity Confidential Information" includes, but is not limited to, all proprietary and confidential information of Fund Entities and their subsidiaries, affiliates, and licensees, including without limitation all information regarding the investors of Fund Entities and the investors of their subsidiaries, affiliates, or licensees ("Fund Entity Investors"); or any nonpublic personal information (as defined by Regulation S-P or FTC Regulation 313) regarding such Fund Entity Investors; or information about proprietary research and portfolio construction; or any information designated as "confidential" by the Fund Entities or provided for due diligence purposes (whether or not at the request of Ameriprise Financial); or any information derived from any of the foregoing. Fund Entity Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by Ameriprise Financial in violation of this Agreement, (ii) demonstrably known to Ameriprise Financial prior to execution of this Agreement, (iii) independently developed by Ameriprise Financial in the ordinary course of business outside of this Agreement, or (iv) rightfully and lawfully obtained by Ameriprise Financial from any third party other than Fund Entities.
(ii)	Ameriprise Financial may not use or disclose Fund Entity Confidential Information for any purpose other than to carry out the purpose for which Fund Entity Confidential Information was provided to Ameriprise Financial as set forth in this Agreement, and agrees to use reasonable care to prevent any Ameriprise Financial employees, agents, representatives, or any other party to whom Ameriprise Financial may provide access to or disclose Fund Entity Confidential Information from using or disclosing Fund Entity Confidential Information for any other purpose. This paragraph will not prevent disclosure (i) required by applicable law, rule or regulation; (ii) in response to a request for information
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from any governmental agency or self-regulatory authority; or (iii) pursuant to a subpoena or request for information in a legal proceeding. For the avoidance of doubt, Ameriprise Financial may not disclose any Fund Entity Confidential Information to any financial advisers, employees, independent contractors or registered representatives acting for or on behalf of Ameriprise Financial in connection with making offers and sales of Units (or soliciting offers and sales of Units), or to any other person acting for or on behalf of Ameriprise Financial in connection with making offers and sales of Units (or soliciting offers and sales of Units), or use any Fund Entity Confidential Information in connection with making offers and sales of Units (or soliciting offers and sales of Units), unless such Fund Entity Confidential Information was provided for the express purpose of being used in connection with making offers and sales of Units (or soliciting offers and sales of Units).

(iii)	Ameriprise Financial agrees to implement reasonable measures designed (i) to assure the security and confidentiality of Fund Entity Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Fund Entity Confidential Information that could result in substantial harm or inconvenience to any investor of the Fund or any investor of its subsidiaries, affiliates or licensees; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise comply with all applicable laws and regulations relating to privacy and data protection, including, but not limited to, Massachusetts 201 C.M.R. sections 17.00-17.04, as applicable. Ameriprise Financial further agrees to use reasonable best efforts to instruct its agents, representatives, subcontractors, or any other party to whom Ameriprise Financial may provide access to or disclose Fund Entity Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.
(iv)	Upon the Distributor's written request, Ameriprise Financial shall return Fund Entity Confidential Information (and any copies, extracts, and summaries thereof) to the Fund Entities, or, with the Distributor's written consent, shall promptly destroy, in a manner satisfactory to the Distributor, such materials (and any copies, extracts, and summaries thereof) and shall further provide the Distributor with written confirmation of same; provided, however, that Ameriprise Financial may retain a single archival copy of any document or information that Ameriprise Financial is obligated to maintain pursuant to record keeping requirements to which it is subject under applicable laws, rules or regulations, but for only so
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long as such records are required to be maintained and Ameriprise Financial may retain any information contained in computer back-up tapes or similar media made in the ordinary course. Whereby, thereafter, such archival copy shall be destroyed in a manner satisfactory to the Distributor.

(c)                Notwithstanding any other provision of this Agreement, each party (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure; provided, however, that the foregoing does not constitute an authorization to disclose information identifying the Fund or its members, any Fund Entity, or any parties to transactions engaged in by the foregoing or (except to the extent relating to such tax structure or tax treatment) any non-public commercial or financial information.

14.  Survival. Any provision of this Agreement (including any schedule or addendum) that contemplates performance or observance subsequent to the termination or expiration of this Agreement (including indemnification and contribution, limitation of liability, confidentiality, and the reporting obligations in Section 2(e) hereof; provided, however, that the reporting obligations in Section 2(e) hereof shall terminate once Ameriprise Financial no longer has any reporting obligations to any Investors pursuant to this Agreement) shall survive the termination of this Agreement and continue in full force and effect. This Section 14 titled "Survival" shall survive the termination of this Agreement.

15.  Duration and Termination.

(a)    This Agreement shall become effective as of the Effective Date and shall remain in force until the first anniversary of the Effective Date and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the board of directors of the Fund, including a majority of the directors who are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund's Distribution and Service Plan (the "Plan") or in any agreements entered into in connection with the Plan (including this Agreement), pursuant to a vote cast in person at a meeting called for the purpose of voting on such continuance.

(b)   This Agreement may be terminated by the Distributor or Ameriprise Financial at any time upon written notice to the other. Additionally, this Agreement may be terminated at any time upon written notice without penalty by (i) a vote of a majority of the Fund's directors who are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (including this Agreement), or (ii) a vote of a majority of the Fund's outstanding Units (as defined in the Investment Company Act), on sixty days' written notice to Ameriprise Financial. Termination of this Agreement pursuant to this Section 15 will not affect the obligations of the Distributor to compensate Ameriprise Financial with respect to Units sold prior to such termination.

16.  Notices. Any notice, request, demand, approval or other communication required or permitted herein will be in writing addressed to the parties at the addresses set forth in the

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signature blocks to this Agreement, or other address subsequently specified by a party in writing, and will be deemed given on the date sent if delivered personally or on the next day after it is sent if sent via overnight delivery by Federal Express or similar delivery service, or on the third day after it is sent via registered mail with the U.S. Postal Service.

17.  References. All references herein to any of the parties hereto shall be deemed to include all successors and assigns of such party.

18.  Parties. This Agreement will inure to the benefit of and be binding upon Ameriprise Financial, the Distributor, and their respective successors and assigns. This Agreement and the conditions and provisions hereof, are intended to be and will be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling investors, and for the benefit of no other investor, firm or corporation, and the term "successors and assigns," as used herein, will not include any Investor of Units as such.

19.  Choice of Law and Arbitration.

(a)	Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of the State of New York without regard to and exclusive of the State of New York's conflict of laws rules.
(b)	Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in accordance with FINRA rules. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

20.  Not an Entity. Nothing contained herein will constitute the Distributor and Ameriprise Financial an association, partnership, limited liability company, unincorporated business or other separate entity.

21.  No Assignment. This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment," as defined in the Investment Company Act, and the rules, regulations and interpretations thereunder; provided, however, that either party hereto may transfer any of its duties under this Agreement to any entity that controls or is under common control with such party.

22.  Counterparts. This Agreement may be executed, by facsimile or otherwise, in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract; but all counterparts, when taken together, shall constitute one and the same Agreement.

23.  Modification, Waiver, and Amendment. No modification, alteration, or amendment of this Agreement will be valid or binding unless in writing and signed by all parties. No waiver of any term or condition of this Agreement will be construed as a waiver of any other term or condition; nor will any waiver of any default or breach under this Agreement be construed as a waiver of any other default or breach. No waiver will be binding unless in writing and signed by the party waiving the term, condition, default or breach. Any failure or delay by any party to

26

enforce any of its rights under this Agreement will not be deemed a continuing waiver or modification hereof and such party, within the time provided by law, may commence appropriate legal proceedings to enforce any or all of such right.

24.  Entire Agreement. The Schedule(s) to this Agreement are incorporated by reference and shall constitute part of this Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties respecting such subject matter. There are no promises, representations, warranties, or other commitments relied upon by any party to this Agreement which are not expressly set forth herein. The parties understand and agree that the Distributor and/or its affiliates may have other agreements with Ameriprise Financial and/or its affiliates that address other subject matter and provide for the payment of other compensation.

25.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way and shall be interpreted to give effect to the intent of the parties manifested thereby.

26.  Captions. All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

27.  Cooperation. The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or any judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding and agreement, kindly sign and return the attached duplicate of this Agreement to us, whereupon this instrument will become a binding agreement between the undersigned in accordance with its terms.

AMERIPRISE FINANCIAL SERVICES, INC.

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title:

BLACKROCK PREFERRED PARTNERS LLC

By:
Name:
Title:
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Schedule A

Time of Sale Compensation

Up to 3.00% of the net asset value of the Units purchased, subject to such breakpoints, reductions, waivers and variations as may be set forth in the Fund's Prospectus from time-to-time, which amount shall be added to the net asset value of the Units purchased.

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Schedule B

Distribution Fee

Annual rate equal to 0.75% of the aggregate month-end value of Units held by Investors, calculated monthly and paid quarterly pursuant to the terms of this Agreement, or such other amount as may be disclosed in the Fund's Prospectus from time-to-time.

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Schedule C

AML Representation Letter

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Schedule D

Blue Sky Qualifications

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA,

HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA,

MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY,

NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX,

UT, VT, VA, WA, WV, WI, WY,

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